Exhibit 2.01

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Suncor Energy Inc.
Reporting Year	From	2025-01-01	To:	2025-12-31	Date submitted	2026-05-14
Reporting Entity ESTMA Identification Number	E405435		◉ Original Submission
○ Amended Report
Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:

E368056 Petro-Canada Terra Nova Partnership,
E014222 Petro-Canada Hibernia Partnership,
E294659 Petro-Canada Hebron Partnership,
E984046 Canadian Oil Sands Partnership,
E991999 Fort Hills Energy Limited Partnership,
E761283 Suncor Energy Oil Sands Limited Partnership,
E718793 Suncor Energy Offshore Exploration Partnership,
E895970 Suncor Energy Ventures Partnership

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Troy Little				Date	2026-05-12
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name	Suncor Energy Inc.				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E405435
Subsidiary Reporting Entities (if necessary)

E368056 Petro-Canada Terra Nova Partnership,
E014222 Petro-Canada Hibernia Partnership,
E294659 Petro-Canada Hebron Partnership,
E984046 Canadian Oil Sands Partnership,
E991999 Fort Hills Energy Limited Partnership,
E761283 Suncor Energy Oil Sands Limited Partnership,
E718793 Suncor Energy Offshore Exploration Partnership,
E895970 Suncor Energy Ventures Partnership

Payments by Payee

Country	Payee Name	Departments, Agency, etc… within Payee that Received Payments	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes
Canada	Government of Canada		1,055,700,000	21,990,000	840,000	-	-	-	-	1,078,530,000
Canada	Canada Newfoundland and Labrador Offshore Petroleum Board		-	-	57,550,000	-	-	-	-	57,550,000
Canada	ALBERTA ENERGY REGULATOR		-	-	1,440,000	-	-	-	-	1,440,000
Canada -Alberta	Athabasca Chipewyan First Nation		-	-	2,620,000	-	-	-	-	2,620,000
Canada -Alberta	Fort McKay First Nation		-	-	1,525,000	-	-	-	-	1,525,000
Canada -Alberta	Government of Alberta		422,490,000	2,091,520,000	33,230,000	-	-	-	-	2,547,240,000
Canada -Alberta	Mikisew Cree First Nation		-	-	1,115,000	-	-	-	-	1,115,000
Canada -Alberta	Chipewyan Prairie First Nation		-	-	180,000	-	-	-	-	180,000
Canada -Alberta	Municipality of Wood Buffalo		111,880,000	-	-	-	-	-	-	111,880,000
Canada -Alberta	Fort Chipewyan Metis Nation		-	-	170,000	-	-	-	-	170,000
Canada -Alberta	Fort McKay Metis Nation		-	-	410,000	-	-	-	-	410,000
Canada -Alberta	Fort McMurray 468 First Nation		-	-	280,000	-	-	-	-	280,000
Canada -Alberta	Willow Lake Metis Nation		-	-	150,000	-	-	-	-	150,000
Canada -Alberta	Conklin Metis Local 193		-	-	150,000	-	-	-	-	150,000
Canada -Alberta	McMurray Metis		-	-	170,000	-	-	-	-	170,000
Canada -Newfoundland and Labrador	Government of Newfoundland and Labrador		-	310,970,000	-	-	-	-	-	310,970,000
Canada -Quebec	Government of Quebec		82,570,000	-	-	-	-	-	-	82,570,000
Libya	Government of Libya	National Oil Corporation	154,100,000	219,250,000	390,000	-	67,220,000	-	-	440,960,000	Libya taxes and Royalties in kind translated using transaction date foreign exchange rate for translation purposes. 1 USD = 1.410434 CAD

Additional Notes:	- All payments are reported in Canadian dollars. - All amounts have been rounded to the nearest $10,000 CAD.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2025-01-01	To:	2025-12-31
Reporting Entity Name	Suncor Energy Inc.				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E405435
Subsidiary Reporting Entities (if necessary)

E368056 Petro-Canada Terra Nova Partnership,
E014222 Petro-Canada Hibernia Partnership,
E294659 Petro-Canada Hebron Partnership,
E984046 Canadian Oil Sands Partnership,
E991999 Fort Hills Energy Limited Partnership,
E761283 Suncor Energy Oil Sands Limited Partnership,
E718793 Suncor Energy Offshore Exploration Partnership,
E895970 Suncor Energy Ventures Partnership

Payments by Project

Country	Project Name	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes
Canada -Alberta	Base Mine	17,220,000	469,270,000	7,560,000	-	-	-	-	494,050,000
Canada -Alberta	Firebag	27,460,000	1,240,360,000	3,930,000	-	-	-	-	1,271,750,000
Canada -Alberta	Fort Hills	63,220,000	237,960,000	12,370,000					313,550,000
Canada -Alberta	MacKay River	3,220,000	143,920,000	1,450,000	-	-	-	-	148,590,000
Canada -Newfoundland and Labrador	Hebron	-	209,370,000	-	-	-	-	-	209,370,000
Canada -Newfoundland and Labrador	Hibernia	-	119,320,000	-	-	-	-	-	119,320,000
Canada -Newfoundland and Labrador	Terra Nova	-	3,620,000	58,990,000	-	-	-	-	62,610,000
Canada -Newfoundland and Labrador	White Rose	-	640,000	-	-	-	-	-	640,000
Libya	Libya	154,100,000	219,250,000	390,000	-	67,220,000	-	-	440,960,000	Libya taxes and Royalties in kind translated using transaction date foreign exchange rate for translation purposes. 1 USD = 1.410434 CAD
Canada	Other	760,000	-	15,540,000	-	-	-	-	16,300,000

Additional Notes:	- All payments are reported in Canadian dollars. - All amounts have been rounded to the nearest $10,000 CAD.